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                                                                 Exhibit 4.4

                                CENVEO, INC.
                    2001 LONG-TERM EQUITY INCENTIVE PLAN

                                   FORM OF
                      RESTRICTED STOCK AWARD AGREEMENT

         THIS RESTRICTED STOCK AWARD AGREEMENT dated as of this        day
                                                                ------
of               2004 (the "Agreement") is between Cenveo, Inc., a Colorado
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corporation (the "Company," and together with its direct and indirect
subsidiaries, a "Related Entity") and                    ("Grantee").
                                      ------------------

                                  RECITALS

         WHEREAS, the Company has awarded Grantee shares (the "Shares") of the authorized but unissued common stock, $.01 par value, of the Company (the "Common Stock") pursuant to the terms of the Cenveo, Inc. 2001 Long-Term Equity Incentive Plan, as amended (the "Plan"); and

         WHEREAS, the Plan contemplates a written document evidencing the award;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

                                  ARTICLE I

                               AWARD OF SHARES

         1.1 Award. Pursuant to the terms of the Plan, Grantee is hereby
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awarded          shares of the Common Stock, effective               , 2004.
        --------                                       --------------

         1.2 Delivery of Certificates. Any certificates representing the
             ------------------------
Shares hereunder shall be held in escrow by the Secretary of the Company as provided in Article IV hereof.

         1.3 Stockholder Right. Until such time as any or all of the Shares
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are forfeited pursuant to the terms of this Agreement, if ever, Grantee (or any successor in interest) shall have all the rights of a stockholder (including voting rights) with respect to the Shares, including Shares held in escrow under Article IV, subject, however, to the transfer restrictions of Article II.

                                 ARTICLE II

                            TRANSFER RESTRICTIONS

         2.1 Restriction on Transfer. Grantee shall not transfer, assign,
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encumber or otherwise dispose of any Unvested Shares (as defined below) at any time.

         2.2 Disposition Of Shares. Grantee hereby agrees that Grantee shall
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make no disposition of the Vested Shares (as defined below) unless and until
Grantee:

             a. shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition; and

             b. shall have complied with all requirements of this Agreement applicable to the disposition of the Shares.

         The Company shall not be required (i) to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Article II, nor (ii) to treat as the owner of the Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement. Grantee agrees to pay the Company's reasonable expenses incurred in connection with any disposition of the Shares.

         2.3 Restrictive Legends. In order to reflect the restrictions on
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disposition of the Shares, the stock certificates for the Shares will be endorsed with the following restrictive legend:

             THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, THAT CERTAIN RESTRICTED
             STOCK AWARD AGREEMENT, DATED AS OF             , 2004, BETWEEN
                                                ------------
             THE COMPANY AND THE HOLDER OF THESE SECURITIES.

                                 ARTICLE III

                        FORFEITURE OF UNVESTED SHARES

         3.1 Forfeiture. Upon termination of Grantees's directorship or
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employment with a Related Entity, for any reason, all or any portion of
Grantee's Shares in which Grantee has not acquired a vested interest in accordance with the vesting provisions set forth in Schedule I hereto (such shares to be hereinafter called the "Unvested Shares") will be forfeited and Grantee shall have no further rights with respect to such Unvested Shares.

         3.2 Vesting. Unvested Shares shall cease to be Unvested Shares and
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shall cease to be subject to forfeiture, and Grantee shall thereupon acquire a vested interest therein (such shares to be hereinafter called the "Vested Shares") provided that Grantee remains [on the Board of Directors of the
Company] OR [employed by the Company] up to and including            , 200  .
                                                          -----------     --

         3.3 Additional Shares or Substituted Securities. In the event of
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any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted, or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Shares (the "Distributed Property") shall be immediately subject to forfeiture as provided in this Article III, but only to

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the extent the Shares are at the time subject to forfeiture. Appropriate adjustments to reflect the distribution of such Distributed Property shall be made to the number of Shares hereunder.

                                 ARTICLE IV

                         ESCROW FOR UNVESTED SHARES

         4.1 Deposit. Upon issuance, the certificates for the Unvested
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Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Article IV. The deposited certificates, together with any other assets or securities from time to time deposited with the Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with Section 4.3.

         4.2 Recapitalization. Any cash dividends on the Shares (or other
             ----------------
securities at the time held in escrow) shall be paid directly to Grantee and shall not be held in escrow. However, any Distributed Property shall be immediately delivered to the Company to be held in escrow under this Article IV, but only to the extent the Shares are at the time subject to the escrow requirements of Section 4.1.

         4.3 Release/Surrender. The Shares, together with the Distributed
             -----------------
Property and any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for repurchase and cancellation:

             (i) Should Grantee's Unvested Shares be forfeited as provided in Section 3.1 hereof, then the escrowed certificates for such Unvested Shares (together with any other assets or securities issued with respect thereto) shall be delivered to the Company for cancellation, and Grantee shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities).

             (ii) As the interest of Grantee in Shares (or any other assets or securities issued with respect thereto) vests in accordance with the provisions of Schedule I, the certificates for such Vested Shares (as well as all other vested assets and securities) shall be released promptly from escrow and delivered to Grantee.

                                  ARTICLE V

                            SPECIAL TAX ELECTION

         5.1 Section 83(b) Election. Grantee understands that under Section
             ----------------------
83 of the Internal Revenue Code of 1986, as amended (the "Code"), the fair market value of the Shares on the date any forfeiture restrictions applicable to such Shares lapse will be reportable as ordinary income to Grantee in the tax year in which such restrictions lapse. For this purpose, the term "forfeiture restrictions" includes the automatic forfeiture of Unvested Shares as provided in Section 3.1

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hereof. Grantee understands, however, that he may elect to be taxed at the time the Shares are acquired hereunder, rather than when and as such Shares cease to be subject to such forfeiture restrictions, by filing an irrevocable election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date of this Agreement. If this irrevocable election is made, Grantee will be taxed on the fair market value of the Shares as of the date of this Agreement (determined without taking into account any forfeiture restrictions). The form for making this irrevocable election is attached as Exhibit A hereto. In the event that Grantee makes this irrevocable election, and Grantee's Unvested Shares are forfeited pursuant to Section 3.1 hereof, Grantee will not be entitled to deduct the income, if any, previously recognized as income with respect to those shares as a result of the election. Grantee understands that failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by Grantee as the forfeiture restrictions lapse. GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON SUCH GRANTEE'S BEHALF.

         This summary is necessarily incomplete, and the tax laws and regulations are subject to change. Grantee should consult a tax advisor before making an election under Section 83(b).

                                 ARTICLE VI

                             GENERAL PROVISIONS

         6.1 No Employment or Service Contract. Nothing in this Agreement
             ---------------------------------
shall confer upon Grantee any right to employment with the Company or a Related Entity.

         6.2 Notices. All notices, requests, demands, and other
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communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the date of transmittal of service via telecopy to the party to whom notice is to be given (with a confirming copy being delivered within 24 hours thereafter), or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or via overnight courier providing a receipt and properly addressed. Notices to the Company shall be addressed to Cenveo, Inc., 8310 S. Valley Highway, #400, Englewood, Colorado 80112. Attention: Secretary. Notices to Grantee shall be sent to the latest address of Grantee shown on the records of the Company. Any party may change its address for purposes of this Section by giving notice of the new address to each of the other parties in the manner set forth above.

         6.3 No Waiver. No waiver of any breach or condition of this
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Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

         6.4 Governing Law. This Agreement shall be governed by and
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construed in accordance with the laws of the State of Colorado for all purposes and in all respects, without giving effect to the conflict of law provisions thereof.

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         6.5 Counterparts. This Agreement may be executed in any number of
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counterparts, each of which shall be deemed to be an original and enforceable against the parties actually executing such counterparts, but all of which together shall constitute one and the same instrument.

         6.6 Successors and Assigns. The provisions of this Agreement shall
             ----------------------
inure to the benefit of, and be binding upon, the Company and its successors and assigns and Grantee and Grantee's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

         6.7 Integration; Amendment. This Agreement, the Plan and the other
             ----------------------
documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and supersede any previous agreement or understanding between or among the parties with respect to such subjects. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         6.8 Severability. In the event that any provision of this Agreement
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becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         6.9 Titles and Subtitles. The titles and subtitles used in this
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Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                      CENVEO, INC.


                                      By:
                                          -------------------------------
                                      Name:   Paul V. Reilly
                                      Title:  Chairman


                                      GRANTEE:


                                      Signature:
                                                 ------------------------
                                      Name:
                                            -----------------------------

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                                  EXHIBIT A

                         SECTION 83(B) TAX ELECTION

         This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

         (1) The taxpayer who performed the services is:

         Name:

         Address:

         Taxpayer Social Security No.:

         Taxable Year: Calendar Year
                                     --------

         (2) The property with respect to which the election is being made
is         shares of the common stock, par value $.0l per share, of Cenveo,
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Inc. (the "Unvested Shares").

         (3) The Unvested Shares were granted on         , 2004.
                                                 --------

         (4) The Unvested Shares are subject to forfeiture if for any reason taxpayer's services with the issuer are terminated. The forfeiture restriction lapses in a series of installments.

         (5) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its
terms will never lapse) is $      per share.
                            -----

         (6) The amount paid for such Unvested Shares is $0.00 per share.

         (7) A copy of this statement was furnished to Cenveo, Inc. for whom taxpayer rendered the services underlying the transfer of the Unvested Shares.

         (8) This statement is executed as of           , 2004.
                                              ----------

         Spouse (if any):
                          -----------------------------------
         Taxpayer:
                          -----------------------------------


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                                 SCHEDULE I















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